Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 (No. 333-XXXXXX) to the Registration Statement on Form S-4 (No. 333-251656), pertaining to shares of common stock of IAC/InterActiveCorp that will be issuable under the following plans:

•	IAC/InterActiveCorp 2018 Stock and Annual Incentive Plan;

•	IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan;

•	IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan;

•	IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan;

•	IAC/InterActiveCorp Retirement Savings Plan;

•	2011 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors;

•	2007 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors; and

•	2000 IAC/InterActiveCorp Fee Deferral Plan for Non-Employee Directors,

of our report dated February 17, 2021, with respect to the consolidated and combined financial statements of IAC/InterActiveCorp as of December 31, 2020 and 2019, and the combined financial statements of IAC/InterActiveCorp for each of the three years in the period ended December 31, 2020, included in the Registration Statement (Form S-4 No. 333-251656) and the related Joint Proxy Statement/Consent Solicitation Statement/Prospectus of IAC/InterActiveCorp and Vimeo Holdings, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

May 25, 2021